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                                                                    Exhibit 99.1
[THE BUCKLE, INC. LOGO]                                         THE BUCKLE, INC.

                                              2407 W. 24th St. Kearney, NE 68845

                                            P.O. Box 1480 Kearney, NE 68848-1480

                                                             PHONE: 308-236-8491

                                                               FAX: 308-236-4493

FOR IMMEDIATE RELEASE:   March 3, 2005                       WEB: www.buckle.com


CONTACT:        Karen B. Rhoads, Chief Financial Officer
                The Buckle, Inc.
                308/236-8491

                THE BUCKLE, INC. REPORTS FEBRUARY 2005 SALES AND
      FOURTH QUARTER 2004 NET PROFIT; PROVIDES LEASE ACCOUNTING RESTATEMENT

KEARNEY, NE -- The Buckle, Inc. (NYSE: BKE) announced today that sales for the four-week period ended February 26, 2005 increased 11.1 percent to $32.6 million from sales of $29.3 million in the corresponding four-week period ended February 28, 2004. Comparable store sales, for stores open at least one full year, increased 6.4 percent for the same period.

Net sales for the fourth quarter ended January 29, 2005, increased 8.6 percent to $145.6 million from $134.1 million for the fourth quarter of fiscal 2003. Comparable store net sales, for stores open at least one full year, increased
3.7 percent for the fiscal quarter.

Net sales for the 52 weeks of fiscal 2004 increased 11.4 percent to $470.9 million from $422.8 million in the 52 weeks of fiscal 2003. Comparable store net sales increased 6.3 percent for the 2004 fiscal year. Beginning with the four-week period ended May 1, 2004, the Company changed its method of reporting comparable store sales to exclude Internet sales.

During fiscal 2004, the Company purchased 130,700 shares of the Company's common stock at an average price of $26.29 per share. These shares were purchased pursuant to the corporate stock repurchase program authorized by the Board of Directors on December 27, 2000. The Company has 18,675 shares remaining to be purchased to complete this authorization.

Net income for the fourth quarter of fiscal 2004 was $17.1 million, or $0.79 per share ($0.76 per share on a diluted basis), compared with $15.0 million, or $0.71 per share ($0.69 per share on a diluted basis) for the fourth quarter of fiscal 2003.

Net income for the fiscal year ended January 29, 2005 was $43.2 million or $2.02 per share ($1.94 per share on a diluted basis), compared with $33.7 million or $1.60 per share ($1.56 per share on a diluted basis) for the fiscal year ended January 31, 2004. As of January 29, 2005, the Company operated 327 stores versus 316 stores as of January 31, 2004.

The Company also announced today that it will make corrections to its accounting for leases following review of the guidance set forth in the SEC's February 7, 2005 letter from the Office of the Chief

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Accountant to the Center for Public Company Audit Firms which clarified certain issues related to the accounting for operating leases and leasehold improvements. The Company has determined that its method of accounting for construction allowances and rent holidays is not consistent with the accounting as described in the SEC's letter and is also correcting its financial statements for other adjustments to straight-line rent expense. Accordingly, the Company plans to restate its financial statements to correct its accounting for these items.

In prior periods, the Company reported the unamortized portion of construction allowances from landlords as a reduction of property and equipment on its balance sheet rather than as a deferred rent credit. In addition, the Company's past statements of cash flows reported construction allowances as a reduction of capital expenditures within cash flows from investing activities, rather than cash flows from operating activities. To correct the accounting for construction allowances, the Company's rent expense was decreased by $2.5 million and depreciation expense increased by $2.6 million, for a net impact of $0.1 million for fiscal year ended January 29, 2005. Further, the Company's net property and equipment increased by $16.2 million, and there was an increase in accrued store operating expenses and other long-term liabilities of $16.5 million at January 29, 2005. Shareholders' equity was reduced $0.3 million, net of tax, to reflect the cumulative prior period effect of these adjustments as of January 29, 2005.

In prior periods, the Company recognized rent expense for leases beginning on the opening date of store operations, which had the effect of excluding the store build-out period (during which the Company typically makes no rent payments) from the period used for calculating rent. To correct the "rent holidays" and other adjustments to straight-line rent expense, management has recorded the impact of adjusting these items to reflect rent on a straight-line basis as a decrease to currently reported net earnings of $71,000, net of tax, an increase in the straight-line rent liability of $5.6 million, an increase in the deferred asset of $2.1 million and a reduction in Stockholders' equity of $3.4 million, net of tax, to reflect the cumulative prior period effect of this change.

The corrections in accounting for lease-related issues reduced reported diluted earnings per share $0.01 for the year ended January 29, 2005.

The Buckle will restate the Company's financial statements previously issued in its Annual Report on Form 10-K for the year ended January 31, 2004 and its interim reports on Form 10-Q for each of the first three quarters of fiscal 2004. The Company plans to quantify these restatements in a Form 10-K/A and amended Forms 10-Q to be filed with the SEC as soon as administratively possible. The Company also plans to file with the SEC a report on Form 8-K indicating that the financial statements reported in the Company's Form 10-K for the fiscal year ended January 31, 2004 and Forms 10-Q for fiscal 2004 should no longer be relied upon. Investors or other interested parties should refer to the Company's filings on Form 10-K/A and Forms 10-Q/A, upon filing with the SEC, for amended information.

The Company has restated the accompanying statements of income and selected financial data to reflect the corrections for the lease accounting policies as discussed above.

Headquartered in Kearney, Nebraska, The Buckle, Inc. is a retailer of casual apparel, footwear and accessories for young men and women. It currently operates 327 retail stores in 38 states compared with 316 stores in 38 states at this same time a year ago.

To listen to the Company's recorded quarterly earnings commentary, please call
(308) 238-2500.



SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995; All forward looking statements made by the Company involve material risks and uncertainties

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and are subject to change based on factors which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

  Note: News releases and other information on The Buckle, Inc. can be accessed at www.buckle.com on the Internet.
                            Financial Table to Follow


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                                THE BUCKLE, INC.
                              STATEMENTS OF INCOME
             (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                       THIRTEEN WEEKS ENDED            FIFTY-TWO WEEKS ENDED
                                                    ---------------------------     ---------------------------
                                                    JANUARY 29,     JANUARY 31,     JANUARY 29,     JANUARY 31,
                                                       2005            2004            2005            2004
SALES, Net of returns and allowances of
  $35,028, $32,364 and $31,826, respectively         $145,593        $134,099        $470,937        $422,820

COST OF SALES (Including buying, distribution
  and occupancy costs)                                 87,261          82,318         299,958         280,004
                                                     --------        --------        --------        --------

           Gross profit                                58,332          51,781         170,979         142,816
                                                     --------        --------        --------        --------

OPERATING EXPENSES:
  Selling                                              27,490          25,356          89,008          79,668
  General and administrative                            6,035           5,047          18,599          15,045
                                                     --------        --------        --------        --------
                                                       33,525          30,403         107,607          94,713
                                                     --------        --------        --------        --------

INCOME FROM OPERATIONS                                 24,807          21,378          63,372          48,103

OTHER INCOME, Net                                       1,817           1,840           4,470           4,688
                                                     --------        --------        --------        --------

INCOME BEFORE INCOME TAXES                             26,624          23,218          67,842          52,791

PROVISION FOR INCOME TAXES                              9,478           8,255          24,613          19,112
                                                     --------        --------        --------        --------

NET INCOME                                           $ 17,146        $ 14,963        $ 43,229        $ 33,679
                                                     ========        ========        ========        ========


EARNINGS PER SHARE:
  Basic                                              $   0.79        $   0.71        $   2.02        $   1.60
                                                     ========        ========        ========        ========

  Diluted                                            $   0.76        $   0.69        $   1.94        $   1.56
                                                     ========        ========        ========        ========

                                                                                    JANUARY 29,     JANUARY 31,
                                                                                       2005            2004
                                                                                    -----------     -----------
SELECTED FINANCIAL DATA
     Cash and cash equivalents                                                       $173,897        $119,976
     Inventory                                                                       $ 68,330        $ 61,156
     Property and equipment                                                          $ 82,414        $ 82,018
     Accounts payable                                                                $ 12,665        $ 14,207